UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2018

PennyMac Mortgage Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	001-34416	27-0186273
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224‑7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Repurchase Agreement

On March 14, 2018, PennyMac Mortgage Investment Trust (the “Company”), through its wholly-owned subsidiaries, PennyMac Corp. (“PMC”), PennyMac Holdings, LLC (“PMH”), PennyMac Operating Partnership, L.P. (“POP,” and together with PMC and PMH, the “Sellers”) and PMC REO Trust 2015-1 (the “REO Subsidiary”) entered into an amendment (the “JPM Amendment”) to its Amended and Restated Master Repurchase Agreement, dated as of March 15, 2017, by and among JPMorgan Chase Bank, National Association (“JPM”) and the Sellers (the “JPM Repurchase Agreement”), pursuant to which the Sellers may sell, and later repurchase, certain residential mortgage loans and mortgage-related assets (the “Facility Assets”) (the “Credit Facility”). The obligations of the Sellers are fully guaranteed by the Company, and the Facility Assets are serviced by PennyMac Loan Services, LLC (“PLS”), a controlled subsidiary of PennyMac Financial Services, Inc. (NYSE: PFSI), pursuant to the terms of the Credit Facility.

The primary purposes of the JPM Amendment were to (a) reduce the maximum purchase price provided for in the JPM Repurchase Agreement from $300 million to $170 million through and including March 31, 2018, and to $115 million on and after April 1, 2018; and (b) extend the term of the Credit Facility to March 14, 2019. All other terms of the JPM Repurchase Agreement and the related guaranty remain the same in all material respects.

The foregoing descriptions of the JPM Amendment, JPM Repurchase Agreement and the related guaranty by the Company do not purport to be complete and are qualified in their entirety by reference to (i) the full text of the JPM Amendment, which has been filed with this Current Report on Form 8-K as Exhibit 10.1; (ii) the descriptions of the JPM Repurchase Agreement and the related guaranty in the Company’s Current Report on Form 8-K as filed on March 21, 2017; and (iii) the full text of the JPM Repurchase Agreement and the related guaranty attached thereto as Exhibits 10.1 and 10.2, respectively.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03. Amendment to Articles of Incorporation or Bylaws.

On March 12, 2018, at the recommendation of the Nominating and Corporate Governance Committee, the Board of Trustees (the “Board”) of the Company adopted the Second Amended and Restated Bylaws (the “Amended Bylaws”), which amends and restates the Company’s bylaws. The Amended Bylaws were adopted to provide for majority voting in uncontested trustee elections and to provide shareholders with the concurrent right to amend the Company’s bylaws pursuant to a shareholder proposal.

Majority Voting in Uncontested Trustee Elections and Plurality Carve-Out

The Amended Bylaws now provide for a majority voting standard in the election of trustees in uncontested elections. In future uncontested elections of trustees, a nominee for election as a trustee shall be elected as a trustee only if such nominee receives the affirmative vote of a majority of the total votes cast for, against or affirmatively withheld as to such nominee at a meeting of shareholders duly called and at which a quorum is present. In future contested elections, trustees will be elected by a plurality of the votes cast at a meeting of shareholders duly called and at which a quorum is present.

Shareholder Right to Amend the Bylaws

The Amended Bylaws also generally provide shareholders of the Company with the concurrent right to amend the Company’s bylaws by the affirmative vote of a majority of all votes entitled to be cast on the matter pursuant to a proposal submitted by any shareholder or group of up to five shareholders holding at least one percent of the Company’s outstanding common shares of beneficial interest continuously for at least one year (the “Ownership Threshold”). Previously, the right to amend the Company’s bylaws was reserved exclusively for the Board. The

Board believes the Ownership Threshold enables shareholders who hold a meaningful stake in the Company for more than a brief period of time to propose binding amendments to the Company’s bylaws.

The foregoing description of the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws, which has been filed with this Current Report on Form 8-K as Exhibit 3.2.

Item 8.01. Other Events.

Corporate Governance Guidelines (Trustee Resignation Policy)

On March 12, 2018, in connection with the change to a majority vote standard in the election of trustees in uncontested elections, as provided in the Amended Bylaws, the Board also amended and restated the Company’s Corporate Governance Guidelines to provide that if any nominee for trustee fails to receive the affirmative vote of a majority of the total votes cast for, against or affirmatively withheld as to such individual in an uncontested trustee election, the trustee must offer to resign from the Board. The Nominating and Corporate Governance Committee will then consider the trustee’s offer to resign and recommend to the Board whether to accept such offer. Within 90 days after the date of certification of the election results, the Board must disclose its decision in a press release, filing with the United States Securities and Exchange Commission or by other public announcement.

A copy of the Company’s Corporate Governance Guidelines is available on the Investor Relations section of the Company’s website at www.ir.pennymacfinancial.com.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

3.2	Second Amended and Restated Bylaws of PennyMac Mortgage Investment Trust.

10.1

Amendment No. 1 to the Amended and Restated Master Repurchase Agreement, dated as of March 14, 2018, among JPMorgan Chase Bank, National Association, PennyMac Corp., PennyMac Operating Partnership, L.P., PennyMac Holdings, LLC, PMC REO Trust 2015-1 and PennyMac Mortgage Investment Trust.

EXHIBIT INDEX

Exhibit No.	Description

3.2	Second Amended and Restated Bylaws of PennyMac Mortgage Investment Trust.

10.1

Amendment No. 1 to the Amended and Restated Master Repurchase Agreement, dated as of March 14, 2018, among JPMorgan Chase Bank, National Association, PennyMac Corp., PennyMac Operating Partnership, L.P., PennyMac Holdings, LLC, PMC REO Trust 2015-1 and PennyMac Mortgage Investment Trust.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: March 16, 2018	/s/ Andrew S. Chang
Andrew S. Chang
Senior Managing Director and Chief Financial Officer